UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2024
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement
On December 27, 2024, Sonic Automotive, Inc. (“the Company”) and certain of its subsidiaries entered into a Credit Agreement (the “Sidecar Facility Credit Agreement”) with PNC Bank, National Association (“PNC”), as administrative agent, and the other financial institutions party thereto. The Sidecar Facility Credit Agreement establishes a syndicated mortgage loan facility (the “Sidecar Facility”) that matures on November 17, 2027.

The Credit Agreement contains similar terms and conditions to that certain Credit Agreement, dated as of November 22, 2019, among the Company, the subsidiaries of the Company from time to time party thereto, the financial institutions party thereto, as lenders, and PNC, as administrative agent, (as amended, amended and restated or otherwise modified from time to time, the “PNC Mortgage Facility”). The Sidecar Facility is a distinct and separate facility from the PNC Mortgage Facility and the PNC Mortgage Facility remains outstanding as of the date hereof.

The maximum aggregate commitments of the lenders under the Sidecar Facility are $149,137,000, available upon satisfaction of the funding conditions set forth in the Sidecar Facility Credit Agreement. Amounts outstanding under the Sidecar Facility bear interest at a specified rate above SOFR (as defined in the Sidecar Facility Credit Agreement) or a specified rate above the Base Rate (as defined in the Sidecar Facility Credit Agreement), as applicable, according to a performance-based pricing grid determined by the Company’s Consolidated Total Lease Adjusted Leverage Ratio (as defined in the Sidecar Facility Credit Agreement) as of the last day of the immediately preceding fiscal quarter.

In connection with the Sidecar Facility, certain of the Company’s subsidiaries have entered into various security documents granting to PNC a lien upon certain properties owned by such subsidiaries. Certain of the Company’s subsidiaries have also entered into that certain Subsidiary Guaranty Agreement (the “Subsidiary Guaranty), dated as of December 27, 2024, among the subsidiaries of the Company identified therein, as guarantors, and PNC, as administrative agent, pursuant to which such subsidiaries guarantee the Company’s obligations under the Sidecar Facility.

The Sidecar Facility Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including covenants which could restrict or prohibit indebtedness, liens, payment of dividends and other restricted payments, capital expenditures and material dispositions and acquisitions of assets. The Sidecar Facility Credit Agreement contains usual and customary events of default, including cross defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an event of default under the Sidecar Facility Credit Agreement, the Company could be required to immediately repay all outstanding amounts under the Sidecar Facility.

Certain of the lenders under the Sidecar Facility are also parties to other existing lending arrangements with the Company and its subsidiaries. The Company and its affiliates may have commercial banking, investment banking, mortgage financing, retail lending and other lending relationships with certain of the lenders under the Sidecar Facility and/or affiliates of such lenders.

The foregoing summaries of the Sidecar Facility Credit Agreement and Subsidiary Guaranty do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated as of December 27, 2024, among Sonic Automotive, Inc.; the subsidiaries of Sonic Automotive, Inc. named therein; each lender party thereto; and PNC Bank, National Association, as administrative agent and a lender.

10.2	Subsidiary Guaranty Agreement, dated as of December 27, 2024, among the subsidiaries of Sonic Automotive, Inc. named therein, as guarantors, to PNC Bank, National Association, as administrative agent.

10.3	Form of Promissory Note, dated December 27, 2024, executed by Sonic Automotive, Inc., as borrower, in favor of each of the lenders to the Credit Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

January 3, 2025	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel